SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2003

Interstate Power and Light Company

(Exact name of registrant as specified in its charter)

Iowa	0-4117-1	42-0331370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 First Street, SE, Cedar Rapids, Iowa 52401

(Address of principal executive offices, including zip code)

(319) 786-4411

(Registrant’s telephone number)

Item 5.	Other Events and Regulation FD Disclosure.

On September 10, 2003, Interstate Power and Light Company (the “Company”) agreed to sell $100 million aggregate principal amount of its 5.875% senior debentures due 2018 in a public offering through Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Barclays Capital Inc., Banc One Capital Markets, Inc., Wachovia Capital Markets, LLC and Utendahl Capital Partners, L.P. This offering is expected to close on September 17, 2003.

The senior debentures were registered pursuant to a Registration Statement on Form S-3 (Registration No. 333-108199) that the Company filed with the Securities and Exchange Commission (“SEC”) relating to the public offering of an aggregate of $100,000,000 of senior debentures. In connection with the Company filing with the SEC a definitive prospectus, dated September 10, 2003, relating to the public offering of senior debentures described above, the Company is filing certain exhibits as part of this Current Report on Form 8-K. See “Item 7. Financial Statements and Exhibits.”

Item 7.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being filed herewith

(1.1)	Purchase Agreement, dated September 10, 2003, among Interstate Power and Light Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Barclays Capital Inc., Banc One Capital Markets, Inc., Wachovia Capital Markets, LLC and Utendahl Capital Partners, L.P., as representatives of the underwriters named therein.

(4.1)	Officer’s Certificate, dated September 10, 2003, creating the 5.875% Senior Debentures due 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSTATE POWER AND LIGHT COMPANY

Date: September 10, 2003	By:	/s/ THOMAS L. HANSON
Thomas L. Hanson Vice President and Treasurer

INTERSTATE POWER AND LIGHT COMPANY

Exhibit Index to Current Report on Form 8-K

Dated September 10, 2003

Exhibit Number

(1.1)	Purchase Agreement, dated September 10, 2003, among Interstate Power and Light Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Barclays Capital Inc., Banc One Capital Markets, Inc., Wachovia Capital Markets, LLC and Utendahl Capital Partners, L.P., as representatives of the underwriters named therein.

(4.1)	Officer’s Certificate, dated September 10, 2003, creating the 5.875% Senior Debentures due 2018.